                                         Filed under Rule 424(b)(3) Regulation C
                                                     SEC File Number:  333-88969

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 2, 2000)

                            13,434,102 TOTAL SHARES

                                EMUSIC.COM INC.

                                 COMMON STOCK


     The information in this Prospectus Supplement concerning the Selling Stockholders supplements the statements set forth under the caption "Selling Stockholders" in the Prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the Prospectus.

                             SELLING STOCKHOLDERS

     The information set forth under the caption "Selling Stockholders" in the Prospectus is supplemented as follows. Kent Kiefer transferred an aggregate of 526,829 shares of EMusic.com Common Stock to various partnerships, of which Mr. Kiefer is the general partner. These partnerships have distributed these shares to certain individuals in the amounts listed below. The Company has consented to the use of the Prospectus, as supplemented by this Prospectus Supplement, by the foregoing transferees in connection with the offer and sale of the shares of EMusic.com Common Stock owned by it. The table below lists the transferees, the number of shares of EMusic.com Common Stock which transferee owned as of February 1, 2000, the number of Shares subject to sale pursuant to this Registration Statement, and the number of the shares of EMusic.com Common Stock which the transferees would own assuming that such number of Shares were offered and assuming the sale of all such Shares.

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Nguyen T. Aslaksen                                  13                 13                    0                       --
1043 Van Buren St.
Fairfield, CA 94533

Marcia Anderson                                    665                665                    0                       --
1030 Polk Lane
San Jose, CA 95117

Aaron Barrett                                    1,356              1,356                    0                       --
317 Thirty-First St.
Richmond, CA 94804

Dan Barrett                                     19,045             19,045                    0                       --
1175 Eggleston Street
Napa, CA 94558

Matthew Barrett                                  3,438              3,438                    0                       --
503 Marina Blvd.
Suisun City, CA 94585

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Patricia Barrett                                233                233                    0                         --
10043 SW Auburn Rd.
Wakarusa, KS 66546

William Bawden                                   47                 47                    0                         --
209 Aegean Way, Apt. 231
Vacaville, CA 95687

Anita Bergevin                                1,330              1,330                    0                         --
1021 Bell Lane
Napa, CA 94558

Brian Bergevin                                1,330              1,330                    0                         --
253 So. Seymour
Napa, CA 94559

Scott Bergevin                                3,711              3,711                    0                         --
1136 Monticello Blvd.
Napa, CA 94558

Don Blocker                                   7,315              7,315                    0                         --
10822 Ostego, #106
N. Hollwood, CA 91601

Allan Brown                                      13                 13                    0                         --
872 Kolls Circle
Vacaville, CA 95688

Joan Bunch                                    2,660              2,660                    0                         --
3879 Appalachian Way
Redding, CA 96001

Ron Burton                                    3,990              3,990                    0                         --
4652 Mossbrook Circle
San Jose, CA 95130

Caitlin Cahill                                   13                 13                    0                         --
886 Sutter St., #905
San Francisco, CA 94109

Joe Caputo                                      332                332                    0                         --
2964 Main St.
Napa, CA 94558

Richard Cole                                    133                133                    0                         --
1031 Fern Drive
Napa, CA 94558

William Courtial                              6,650              6,650                    0                         --
6262 N. Park Meadow Way, #102
Boise, ID 83616

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Robert Crummett                                  113                  113              0                         --
1311 Laurel
Napa, CA 94558

Brenda Downs-Summers                              53                   53              0                         --
3002 Whippoorwilo
Cove Jonesboro, AR 72404

Kyle Dozier                                       40                   40              0                         --
1130 Cook Street
Antioch, CA 94509

Edward Gaede                                      60                   60              0                         --
1531 Peach Place
Concord, CA 94518

Todd Gemmer                                       53                   53              0                         --
25 Coolidge Ave., #2
Stanford, CT 06906

Guy Giuliano                                  20,615               20,615              0                         --
607 Desert Sage Ln.
Sedona, AZ 86336

Roger Goff                                     3,500                3,500              0                         --
1600 Rosecrans Ave.
Bldg. B
Manhattan Beach, CA 90266

David Graves                                     146                  146              0                         --
146 Sharron Place
Bay Point, CA 94565

Joe Grondona                                     465                  465              0                         --
3400 Mix Canyon Road
Vacaville, CA 95688

Laurel Gurney                                  2,660                2,660              0                         --
5325 Stonybrook Ln.
Boynton Beach, FL 33437

Mark Gustafson                                    13                   13              0                         --
3325 Shadow Hill Lane
Napa, CA 94558

Roberta Guziewicz                                 53                   53              0                         --
605 West South
Harrisburg, AR 72432

Lochelle Harrison                              2,660                2,660              0                         --
1519 Jefferson St.
Napa, CA 94558

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Michelle Hinman                                    53                 53               0                         --
81 Santa Barbara Road, #14
Pleasant Hill, CA 94523

Charles Hodgkins                                3,724              3,724               0                         --
1379 23rd Avenue
San Francisco, CA 94122

Robert Hubbard                                     13                 13               0                         --
536 Fourth St.
Oakley, CA 94561

Wayne Johnson                                   1,330              1,330               0                         --
c/o 2512 Jefferson St.
Napa, CA 94558

Laurie Keating                                  3,990              3,990               0                         --
765 Caskey Street
Bay Point, CA 94565

Kent Kiefer                                   176,818            176,818               0                         --
2512 Jefferson Street
Napa, CA 94558

Jaimie Lamoreaux                                   13                 13               0                         --
42 Maple Street
Cincinnati, OH 45216

Carrie Landgraf                                 2,660              2,660               0                         --
746 Grace St.
Livermore, CA 94550

Adam Lawson                                     2,713              2,713               0                         --
1548 Estee
Napa, CA 94559

Lionel Lomas, Jr.                                  26                 26               0                         --
1111 W. 4th St., #1
Antioch, CA 94509

John Low                                       12,635             12,635               0                         --
c/o KQST FM
P.O. Box 1488
Sedona, AZ 83339

Christian Lucido                                  877                877               0                         --
1525 D Street
Napa, CA 94559

Gil McCoy                                       3,990              3,990               0                         --
1022 Daveswater Avenue
San Mateo, CA 94401

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Glenn McElyea                                   978                  978                0                        --
603 W. South
Harrisburg, AR 72432

Jean McGibney                                   665                  665                0                        --
1221 Green Valley Rd.
Napa, CA 94585

Greg Meske                                    5,319                5,319                0                        --
503 Marina Blvd.
Suisun City, CA 94585

Ricardo Mirabile                                 80                   80                0                        --
2045 Central Avenue, #4
Alameda, CA 94501

Ray Molina                                       13                   13                0                        --
147 Del Rio Circle, #3
Vacaville, CA 95688

Roma Mulit                                       13                   13                0                        --
1111 W. 4th St., #1
Antioch, CA 94509

Jason Musgrove                                   13                   13                0                        --
390 Foothill Blvd.
Napa, CA 94558

Kevin Nelson                                  1,330                1,330                0                        --
c/o 2512 Jefferson St.
Napa, CA 94558

Bill O'Hara                                   1,330                1,330                0                        --
c/o 2512 Jefferson St.
Napa, CA 94558

Dennis O'Hara                                 2,660                2,660                0                        --
c/o 2512 Jefferson St.
Napa, CA 94558

Arthur Orrell                                 3,990                3,990                0                        --
5358 Jamestown Road
San Diego, CA 92117

Dave Pell                                       532                  532                0                        --
c/o 2512 Jefferson St.
Napa, CA 94558

Thomas Pelletier                                 13                   13                0                        --
148 Pepperell Court
Vacacille, CA 95688

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Kathleen Perry                                 200                    200                0                       --
115 Patrick Court
Vallejo, CA 94591

Randy Ramirez                                  266                    266                0                       --
607 Desert Sage Lane
Sedona, AZ 86336

Steve Reeves                                 1,330                  1,330                0                       --
2837 Sinclair
Concord, CA 94519

Jim Reynolds                                 3,990                  3,990                0                       --
3952 Calgary Court
San Diego, CA 95122

Steve Rhodes                                 1,330                  1,330                0                       --
1480 Leaftree Circle
San Jose, CA 95131

Jaimie Riggs                                 2,420                  2,420                0                       --
2512 Jefferson Street
Napa, CA 94558

James Sagorac                               57,766                 57,766                0                       --
550 Chimalus Drive
Palo Alto, CA 94306

Kyle Schneider                                 332                    332                0                       --
2964 Buckeye Ct.
Benecia, CA 94510

John Sidorski                                   67                     67                0                       --
1171 Broadmoor Dr.
Napa, CA 94558

Blake Smith                                  3,990                  3,990                0                       --
1366 Brambelwood Lane
Eugene, OR 97404

Bernie Solomon                               1,330                  1,330                0                       --
P.O. Box 6999
Beverly Hills, CA 90212

Gene Spencer                                 1,330                  1,330                0                       --
1403 Olde Forge Ln.
Woodstock, GA 30189

Hal Spencer                                  2,660                  2,660                0                       --
1030 Polk Lane
San Jose, CA 95117

                                       Shares Beneficially    Shares Offered   Shares Beneficially
                                        Owned Prior to the       by this           Owned After           Percentage Owned
     Selling Stockholder/(1)/             Offering/(2)/         Prospectus      the Offering/(3)/       After the Offering
-----------------------------          -------------------    --------------   -------------------      ------------------
Robert St. Clair                                2,713               2,713              0                         --
320 Taurus Circle
Reno, NV 89511

Ryan Tharp                                      2,766               2,766              0                         --
3262 Browns Valley
Napa, CA 94558

Doug Troxell                                       53                  53              0                         --
4340 California St., #3
San Francisco, CA 94118

Dave Walton                                    19,418              19,418              0                         --
499 Albacete Drive
Vacacille, CA 95688

Wanda Whalen                                      133                 133              0                         --
1548 Estee Avenue
Napa, CA 94558

Olen Wilford                                    1,330               1,330              0                         --
311 W. North ST.
Ajo, AZ 85321

Aleene Wilke                                    1,330               1,330              0                         --
1347 Calistoga Ave.
Napa, CA 94558

Joe Winograde                                   2,800               2,800              0                         --
2744 Linda Vista
Napa, CA 94558

Mary Wokral                                        40                  40              0                         --
299 Shasta Drive, #11
Vacacille, CA 95687

Curt Zirzow                                     5,320               5,320              0                         --
1649 Alamo Dr., #62
Vacaville, CA 95687

Kevin Zuethen                                      67                  67              0                         --
1846 Main St.
Napa, CA 94559

     _________________________

     /(1)/ The person named in the table has sole voting and investment power with respect to all shares of EMusic.com Common Stock shown as beneficially owned by such person, subject to community property laws, where applicable.

     /(2)/ The number of shares set forth in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Stockholder.

/(3)/  Assumes the sale of all shares offered hereby.